EXHIBIT 16.1

Wei, Wei & Co., LLP
133-10 39th Avenue
Flushing, NY 11354

April 29, 2013

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K of Life Nutrition Products, Inc. for the event that occurred on April 29, 2013, and we agree with the statements concerning our firm contained therein.

Very truly yours,

/s/ Wei, Wei & Co., LLP
Wei, Wei & Co., LLP